Exhibit 99.1

FOR IMMEDIATE RELEASE

April 27, 2020

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2020 FIRST QUARTER FINANCIAL RESULTS AND UNCERTAINTIES RELATED TO COVID-19

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended March 31, 2020 and 2019:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $142.0 million, or $1.64 per diluted share, during the first quarter of 2020, as compared to $234.2 million, or $2.57 per diluted share, during the comparable quarter of 2019.  Net revenues increased 0.9% to $2.830 billion during the first quarter of 2020 as compared to $2.804 billion during the first quarter of 2019.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the first quarter of 2020 was $150.2 million, or $1.73 per diluted share, as compared to $223.3 million, or $2.45 per diluted share, during the first quarter of 2019.

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2020, was a net aggregate unfavorable after-tax impact of $8.1 million, or $.09 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $7.4 million, or $.08 per diluted share, ($9.6 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) a unfavorable after-tax impact of $0.8 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2019, is a favorable after-tax impact of $10.9 million, or $.12 per diluted share, resulting from our adoption of ASU 2016-09.

Included in our reported and our adjusted net income attributable to UHS during the first quarter of 2019, is a pre-tax unrealized loss of $4.3 million, or $.03 per diluted share (included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $349.1 million during the first quarter of 2020, as compared to $452.7 million during the first quarter of 2019. Our adjusted earnings before interest, taxes, depreciation & amortization

(“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $358.7 million during the first quarter of 2020 as compared to $457.2 million during the first quarter of 2019.

COVID-19

The impact of the COVID-19 pandemic has had a material unfavorable effect on our operations and financial results during the first quarter of 2020.  Patient volumes at our acute care hospitals and our behavioral health care facilities were significantly reduced during the second half of March as various COVID-19 policies were implemented by our facilities and federal and state governments. These significant reductions to patient volumes experienced at our facilities have continued into April, 2020.  We believe that the adverse impact that COVID-19 will have on our future operations and financial results will depend upon many factors, most of which are beyond our capability to control or predict.

Due to the continued uncertainty regarding COVID-19, we are withdrawing our previously issued operating results forecast and earnings guidance for the year ending December 31, 2020.

Our primary focus as the effects of COVID-19 began to impact our facilities was the health and safety of our patients, employees and physicians. We implemented various measures to provide the safest possible environment within our facilities during this pandemic and will continue to do so.

In addition, we recognize the significant financial stress created by the dramatic decline in patient volumes that began in mid-March, 2020, at our acute care and behavioral health facilities, and as a result, have implemented numerous financial-related measures including the following:

•	Effected initiatives to produce increased labor productivity and reductions to certain other costs.
•	Reduced spend rate and magnitude of certain previously planned capital projects and expenditures.
•	Suspended our stock repurchase program and payment of quarterly dividends.

In April, 2020, we have received funds related to accelerated Medicare payments and Public Health and Social Services Emergency Fund grants, as provided for by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).  There was no impact on our financial statements for the three-month period ended March 31, 2020 related to funds received in connection with the CARES Act.

Acute Care Services – Three-month periods ended March 31, 2020 and 2019:

During the first quarter of 2020, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) decreased 4.0% and adjusted patient days decreased 0.2%, as compared to the first quarter of 2019. At these facilities, net revenue per adjusted admission increased 3.7% while net revenue per adjusted patient day decreased 0.3% during the first quarter of 2020 as compared to the first quarter of 2019. Net revenues from our acute care services on a same facility basis increased 0.4% during the first quarter of 2020 as compared to the first quarter of 2019.

Behavioral Health Care Services – Three-month periods ended March 31, 2020 and 2019:

During the first quarter of 2020, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased 2.0% while adjusted patient days decreased 1.3% as compared to the first quarter of 2019. At these facilities, net revenue per adjusted admission increased 4.3% while net revenue per adjusted patient day increased 3.7% during the first quarter of 2020 as compared to the comparable quarter in 2019. On a same facility basis, our behavioral health care services’ net revenues increased 2.2% during the first quarter of 2020 as compared to the first quarter of 2019.

Net Cash Provided by Operating Activities, Liquidity, Share Repurchase Program and Increase to Accrued Insurance Expense:

Net Cash Provided by Operating Activities:

For the three months ended March 31, 2020, our net cash provided by operating activities increased to $502 million as compared to $432 million generated during the first quarter of 2019. The $70 million net increase was due to: (i) an unfavorable change of $88 million resulting from a decrease in net income plus/minus depreciation and amortization expense and stock-based compensation expense; (ii) a favorable change of $171 million in accounts receivable; (iii) an unfavorable change of $34 million in other working capital accounts resulting primarily from changes in accounts payable due to timing of disbursements; (iv) a favorable change of $25 million in accrued insurance expense, net of commercial premiums paid (see additional disclosure below), and; (v) $4 million of other combined net unfavorable changes.

Liquidity:

As of March 31, 2020, we had $1.188 billion of aggregate available borrowing capacity as follows:

•

$998 million of available borrowing capacity pursuant to the terms of our $1 billion revolving credit facility, net of $2 million of outstanding letters of credit (there were no borrowings outstanding), and;

•	$190 million of available borrowing capacity pursuant to the terms of our $450 million accounts receivable securitization program (net of $260 million of outstanding borrowings).

Share Repurchase Program:

Pursuant to our $2.7 billion stock repurchase program, which had an aggregate available repurchase authorization of $559.6 million as of March 31, 2020, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions. As mentioned above, as part of various Covid-19 initiatives, we have suspended our stock repurchase program.

In conjunction with our stock repurchase program, during the first quarter of 2020, we have repurchased approximately 1.95 million shares at an aggregate cost of $196.6 million (approximately $101 per share).  Since inception of the program in 2014 through March 31, 2020, we have repurchased approximately 18.02 million shares at an aggregate cost of approximately $2.14 billion (approximately $119 per share).

Increase to Self-Insured Professional and General Liability Reserves:

Our estimated liability for self-insured professional and general liability claims is based on a number of factors including, among other things, the number of asserted claims and reported incidents, estimates of losses for these claims based on recent and historical settlement amounts, estimates of incurred but not reported claims based on historical experience, and estimates of amounts recoverable under our commercial insurance policies. As a result of unfavorable trends recently experienced, during the first quarter of 2020, we recorded a $20.0 million increase to our reserves for self-insured professional and general liability claims.

Agreement in Principle with DOJ’s Civil Division and DOJ Reserve:

As previously disclosed on July 25, 2019, we have reached an agreement in principle with the DOJ’s Civil Division, and on behalf of various states’ attorneys general offices, to resolve the civil aspect of the government’s investigation of our behavioral health care facilities for $127 million subject to requisite approvals and preparation and execution of definitive settlement and related agreements.  At that time, we also disclosed that we were further advised that the previously disclosed investigations being conducted by the DOJ’s Criminal Frauds Section in connection with these matters had been closed.

In connection with the agreement in principle with the DOJ’s Civil Division, the aggregate pre-tax DOJ Reserve amounted to approximately $134 million at each of March 31, 2020 and December 31, 2019.  There was no change to the DOJ Reserve during the first quarter of 2020.

Since the agreement in principle with the DOJ’s Civil Division is subject to certain required approvals and negotiation and execution of definitive settlement agreements, as well as finalization and execution of a corporate integrity agreement with the Office of Inspector General for the United States Department of Health and Human Services, we can provide no assurance that definitive agreements will ultimately be finalized. We therefore can provide no assurance that final amounts paid in settlement or otherwise, or associated costs, or the income tax deductibility of such payments, will not differ materially from our established reserve and assumptions related to income tax deductibility. Please see Item 3-Legal Proceedings in our Form 10-K for the year ended December 31, 2019 for additional disclosure in connection with this matter.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 28, 2020. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at.  Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues were approximately $11.4 billion during 2019. In 2020, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; in 2019 ranked #293 on the Fortune 500; and in 2017, listed #275 in Forbes inaugural ranking of America’s Top 500 Public Companies.

Our operating philosophy is as effective today as it was 40 years ago, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has more than 90,000 employees and through its subsidiaries operates 26 acute care hospitals, 331 behavioral health facilities, 42 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 37 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2019), may cause the results to differ materially from those anticipated in the forward-looking statements.  These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.  Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Our future operations and financial results will likely be materially impacted by developments related to COVID-19 including, but not limited to, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated at our hospitals and other healthcare facilities; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the hospital industry; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to our clinical staffing and shortages and disruptions related to supplies required for our employees and patients; and potential increases to expenses related to staffing, supply chain or other expenditures; the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in our markets resulting from the COVID-19 pandemic. We are not able to fully quantify the impact that these factors will have on our future financial results, but expect developments related to the COVID-19 pandemic to materially affect our financial performance in 2020.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, our adoption of ASU 2016-09, unrealized gains/losses resulting from changes in the market value of shares of certain marketable securities held for investment and classified as available for sale, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, changes in the reserve established in connection with our discussions with the Department of Justice, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Reports on Form 10-K for the year ended December 31, 2019. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

(more)

Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2020	2019
Net revenues	$2,829,667	2,804,391

Operating charges:
Salaries, wages and benefits	1,432,669	1,365,546
Other operating expenses	689,790	644,780
Supplies expense	317,827	307,463
Depreciation and amortization	124,394	120,040
Lease and rental expense	28,293	26,125
	2,592,973	2,463,954

Income from operations	236,694	340,437
Interest expense, net	36,351	39,640
Other (income) expense, net	9,560	4,501
Income before income taxes	190,783	296,296
Provision for income taxes	46,323	58,898
Net income	144,460	237,398
Less: Net income attributable to noncontrolling interests	2,423	3,230
Net income attributable to UHS	$142,037	$234,168

Basic earnings per share attributable to UHS (a)	$1.64	$2.57

Diluted earnings per share attributable to UHS (a)	$1.64	$2.57

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2020	2019
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$142,037	$234,168
Less: Net income attributable to unvested restricted share grants	(373)	(515)
Net income attributable to UHS - basic and diluted	$141,664	$233,653

Weighted average number of common shares - basic	86,212	90,776

Basic earnings per share attributable to UHS:	$1.64	$2.57

Weighted average number of common shares	86,212	90,776
Add: Other share equivalents	243	191
Weighted average number of common shares and equiv. - diluted	86,455	90,967

Diluted earnings per share attributable to UHS:	$1.64	$2.57

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended March 31, 2020 and 2019
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	March 31, 2020	revenues	March 31, 2019	revenues
Net income attributable to UHS	$142,037		$234,168
Depreciation and amortization	124,394		120,040
Interest expense, net	36,351		39,640
Provision for income taxes	46,323		58,898
EBITDA net of NCI	$349,105	12.3%	$452,746	16.1%

Other (income) expense, net	9,560		4,501
Adjusted EBITDA net of NCI	$358,665	12.7%	$457,247	16.3%

Net revenues	$2,829,667		$2,804,391

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	March 31, 2020		March 31, 2019
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$142,037	$1.64	$234,168	$2.57
Plus/minus after-tax adjustments:
Unrealized loss on marketable securities held for sale	7,350	0.08	-	-
Impact of ASU 2016-09	770	0.01	(10,907)	(0.12)
Subtotal adjustments	8,120	0.09	(10,907)	(0.12)
Adjusted net income attributable to UHS	$150,157	$1.73	$223,261	$2.45

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months
	ended March 31,
	2020	2019
Net income	$144,460	$237,398
Other comprehensive income (loss):
Unrealized derivative gains (losses) on cash flow hedges	0	(2,917)
Foreign currency translation adjustment	(39,201)	(14,262)
Other comprehensive income (loss) before tax	(39,201)	(17,179)
Income tax expense (benefit) related to items of other comprehensive income (loss)	(2,108)	(2,466)
Total other comprehensive income (loss), net of tax	(37,093)	(14,713)

Comprehensive income	107,367	222,685
Less: Comprehensive income attributable to noncontrolling interests	2,423	3,230
Comprehensive income attributable to UHS	$104,944	$219,455

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$54,619	$61,268
Accounts receivable, net	1,486,829	1,560,847
Supplies	162,597	159,889
Other current assets	130,301	133,930
Total current assets	1,834,346	1,915,934

Property and equipment	9,232,949	9,106,377
Less: accumulated depreciation	(4,190,658)	(4,089,679)
	5,042,291	5,016,698
Other assets:
Goodwill	3,836,566	3,869,760
Deferred income taxes	17,482	16,189
Right of use assets-operating leases	341,264	326,518
Deferred charges	5,936	6,373
Other	542,541	516,778
Total Assets	$11,620,426	$11,668,250

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$69,521	$87,550
Accounts payable and accrued liabilities	1,382,652	1,272,374
Legal reserves	145,227	144,509
Operating lease liabilities	57,772	56,442
Federal and state taxes	34,779	2,515
Total current liabilities	1,689,951	1,563,390

Other noncurrent liabilities	387,669	329,932
Operating lease liabilities noncurrent	284,008	270,076
Long-term debt	3,735,799	3,896,577
Deferred income taxes	34,003	25,071

Redeemable noncontrolling interest	3,953	4,333

UHS common stockholders' equity	5,413,209	5,504,105
Noncontrolling interest	71,834	74,766
Total equity	5,485,043	5,578,871

Total Liabilities and Stockholders' Equity	$11,620,426	$11,668,250

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months
	ended March 31,
	2020	2019
Cash Flows from Operating Activities:
Net income	$144,460	$237,398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	124,394	120,040
Stock-based compensation expense	18,047	17,591
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	69,763	(101,619)
Accrued interest	(4,412)	(2,687)
Accrued and deferred income taxes	45,200	52,291
Other working capital accounts	73,929	107,878
Other assets and deferred charges	11,084	(3,771)
Other	(3,038)	2,605
Accrued insurance expense, net of commercial premiums paid	49,559	24,398
Payments made in settlement of self-insurance claims	(26,924)	(22,320)
Net cash provided by operating activities	502,062	431,804
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(184,102)	(169,848)
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	51,691	(28,008)
Costs incurred for purchase and implementation of information technology applications	(1,857)	(9,678)
Investment in, and advances to, joint venture and other	(751)	(879)
Net cash used in investing activities	(135,019)	(208,413)
Cash Flows from Financing Activities:
Reduction of long-term debt	(185,098)	(114,540)
Additional borrowings	5,453	8,700
Repurchase of common shares	(172,092)	(143,785)
Dividends paid	(17,344)	(9,081)
Issuance of common stock	3,002	2,726
Profit distributions to noncontrolling interests	(5,735)	(10,314)
Net cash used in financing activities	(371,814)	(266,294)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,673)	794
Decrease in cash, cash equivalents and restricted cash	(6,444)	(42,109)
Cash, cash equivalents and restricted cash, beginning of period	105,667	199,685
Cash, cash equivalents and restricted cash, end of period	$99,223	$157,576
Supplemental Disclosures of Cash Flow Information:
Interest paid	$39,483	$41,050
Income taxes paid, net of refunds	$6,783	$5,087
Noncash purchases of property and equipment	$58,935	$71,987
Right-of-use assets obtained in exchange for lease obligations	$29,112	$355,981

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

		% Change
Same Facility:		Three months ended
		3/31/2020
Acute Care Services
Revenues		0.4%
Adjusted Admissions		-4.0%
Adjusted Patient Days		-0.2%
Revenue Per Adjusted Admission		3.7%
Revenue Per Adjusted Patient Day		-0.3%

Behavioral Health Care Services
Revenues		2.2%
Adjusted Admissions		-2.0%
Adjusted Patient Days		-1.3%
Revenue Per Adjusted Admission		4.3%
Revenue Per Adjusted Patient Day		3.7%

UHS Consolidated	First quarter ended
	3/31/2020	3/31/2019
Revenues	$2,829,667	$2,804,391
EBITDA net of NCI	$349,105	$452,746
EBITDA Margin net of NCI	12.3%	16.1%
Adjusted EBITDA net of NCI	$358,665	$457,247
Adjusted EBITDA Margin net of NCI	12.7%	16.3%

Cash Flow From Operations	$502,062	$431,804
Days Sales Outstanding	48	51
Capital Expenditures	$184,102	$169,848

Debt	$3,805,320	$3,893,929
UHS' Shareholders Equity	$5,413,209	$5,482,415
Debt / Total Capitalization	41.3%	41.5%
Debt / EBITDA net of NCI (1)	2.37	2.38
Debt / Adjusted EBITDA net of NCI (1)	2.23	2.21
Debt / Cash From Operations (1)	2.52	3.00

(1) Latest 4 quarters

Universal Health Services, Inc.

Acute Care Hospital Services

For the three months ended

March 31, 2020 and 2019

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2020		March 31, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,497,123	100.0%	$1,491,351	100.0%
Operating charges:
Salaries, wages and benefits	658,929	44.0%	619,317	41.5%
Other operating expenses	375,531	25.1%	332,738	22.3%
Supplies expense	264,530	17.7%	258,144	17.3%
Depreciation and amortization	77,928	5.2%	74,361	5.0%
Lease and rental expense	16,020	1.1%	14,299	1.0%
Subtotal-operating expenses	1,392,938	93.0%	1,298,859	87.1%
Income from operations	104,185	7.0%	192,492	12.9%
Interest expense, net	618	0.0%	279	0.0%
Other (income) expense, net	-	-	-	-
Income before income taxes	$103,567	6.9%	$192,213	12.9%

All Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2020		March 31, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,521,049	100.0%	$1,514,844	100.0%
Operating charges:
Salaries, wages and benefits	658,959	43.3%	619,317	40.9%
Other operating expenses	399,457	26.3%	356,231	23.5%
Supplies expense	264,530	17.4%	258,144	17.0%
Depreciation and amortization	77,928	5.1%	74,361	4.9%
Lease and rental expense	16,020	1.1%	14,299	0.9%
Subtotal-operating expenses	1,416,894	93.2%	1,322,352	87.3%
Income from operations	104,155	6.8%	192,492	12.7%
Interest expense, net	618	0.0%	279	0.0%
Other (income) expense, net	-	-	-	-
Income before income taxes	$103,537	6.8%	$192,213	12.7%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2019.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the three months ended

March 31, 2020 and 2019

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2020		March 31, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,284,000	100.0%	1,256,909	100.0%
Operating charges:
Salaries, wages and benefits	692,477	53.9%	667,923	53.1%
Other operating expenses	243,209	18.9%	237,272	18.9%
Supplies expense	51,629	4.0%	48,716	3.9%
Depreciation and amortization	42,931	3.3%	40,929	3.3%
Lease and rental expense	11,211	0.9%	10,620	0.8%
Subtotal-operating expenses	1,041,457	81.1%	1,005,460	80.0%
Income from operations	242,543	18.9%	251,449	20.0%
Interest expense, net	364	0.0%	375	0.0%
Other (income) expense, net	889	0.1%	675	0.1%
Income before income taxes	$241,290	18.8%	$250,399	19.9%

All Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2020		March 31, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,306,109	100.0%	1,286,383	100.0%
Operating charges:
Salaries, wages and benefits	693,272	53.1%	675,699	52.5%
Other operating expenses	266,182	20.4%	262,137	20.4%
Supplies expense	51,639	4.0%	49,131	3.8%
Depreciation and amortization	43,889	3.4%	42,552	3.3%
Lease and rental expense	12,158	0.9%	11,644	0.9%
Subtotal-operating expenses	1,067,140	81.7%	1,041,163	80.9%
Income from operations	238,969	18.3%	245,220	19.1%
Interest expense, net	397	0.0%	375	0.0%
Other (income) expense, net	889	0.1%	677	0.1%
Income before income taxes	$237,683	18.2%	$244,168	19.0%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the goverment's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2019.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
March 31, 2020 and 2019

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	03/31/20	03/31/19	% change	03/31/20	03/31/19	% change

Hospitals owned and leased	26	26	0.0%	331	327	1.2%
Average licensed beds	6,451	6,371	1.3%	23,634	23,941	-1.3%
Average available beds	6,279	6,195	1.4%	23,531	23,841	-1.3%
Patient days	370,513	369,720	0.2%	1,592,611	1,618,805	-1.6%
Average daily census	4,071.7	4,108.0	-0.9%	17,501.2	17,986.7	-2.7%
Occupancy-licensed beds	63.1%	64.5%	-2.1%	74.1%	75.1%	-1.4%
Occupancy-available beds	64.8%	66.3%	-2.2%	74.4%	75.4%	-1.4%
Admissions	77,768	80,663	-3.6%	121,017	123,707	-2.2%
Length of stay	4.8	4.6	3.9%	13.2	13.1	0.6%

Inpatient revenue	$7,821,472	$7,163,714	9.2%	$2,525,539	$2,483,999	1.7%
Outpatient revenue	4,681,741	4,257,614	10.0%	259,739	266,546	-2.6%
Total patient revenue	12,503,213	11,421,328	9.5%	2,785,278	2,750,545	1.3%
Other revenue	116,278	109,326	6.4%	56,390	48,599	16.0%
Gross hospital revenue	12,619,491	11,530,654	9.4%	2,841,668	2,799,144	1.5%
Total deductions	11,098,442	10,015,810	10.8%	1,535,559	1,512,761	1.5%
Net hospital revenue	$1,521,049	$1,514,844	0.4%	$1,306,109	$1,286,383	1.5%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	03/31/20	03/31/19	% change	03/31/20	03/31/19	% change

Hospitals owned and leased	26	26	0.0%	313	313	0.0%
Average licensed beds	6,451	6,371	1.3%	23,484	23,352	0.6%
Average available beds	6,279	6,195	1.4%	23,381	23,252	0.6%
Patient days	370,513	369,720	0.2%	1,585,748	1,600,002	-0.9%
Average daily census	4,071.7	4,108.0	-0.9%	17,425.8	17,777.8	-2.0%
Occupancy-licensed beds	63.1%	64.5%	-2.1%	74.2%	76.1%	-2.5%
Occupancy-available beds	64.8%	66.3%	-2.2%	74.5%	76.5%	-2.5%
Admissions	77,768	80,663	-3.6%	120,416	122,288	-1.5%
Length of stay	4.8	4.6	3.9%	13.2	13.1	0.6%